SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒ Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ALEXION PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

     (Set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ALEXION PHARMACEUTICALS, INC.

352 Knotter Drive

Cheshire, Connecticut 06410

(203) 272-2596

March 23, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 3, 2007, at the Hartford Farmington Marriott, 15 Farm Springs Road, Farmington Connecticut 06032.

This year, you are being asked:

(1)	To elect eight directors to the Company’s Board of Directors, constituting the entire Board, to serve for the ensuing year;

(2)	To approve the amendment to the Company’s 2004 Incentive Plan to increase the number of shares of common stock available for issuance by 1.2 million shares (subject to adjustment in the event of stock splits and other similar events); and

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting those stockholders who are present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed form of proxy and mail it in the envelope provided at your earliest convenience. Thank you for your cooperation.

Very truly yours,

Leonard Bell, M.D.

Chief Executive Officer,

Secretary and Treasurer

ALEXION PHARMACEUTICALS, INC.

Cheshire, Connecticut

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 3, 2007

March 23, 2007

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 3, 2007, at the Hartford Farmington Marriott, 15 Farm Springs Road, Farmington Connecticut 06032.

(1)	To elect eight directors to the Company’s Board of Directors, constituting the entire Board, to serve for the ensuing year;

(2)	To approve the amendment to the Company’s 2004 Incentive Plan to increase the number of shares of common stock available for issuance by 1.2 million shares (subject to adjustment in the event of stock splits and other similar events);

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 13, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to be with us at the Annual Meeting, please complete, sign and date the enclosed proxy card and mail it in the envelope provided at your earliest convenience so that your shares may be represented at the meeting and to ensure a quorum. No postage is required if mailed in the United States. When completing your form of proxy, please sign your name, as it appears printed. If signing as an attorney, executor, administrator, trustee or guardian, please give your full title. A proxy executed by a corporation must be signed by an authorized officer.

Leonard Bell, M.D.

Secretary

ALEXION PHARMACEUTICALS, INC.

352 Knotter Drive

Cheshire, Connecticut 06410

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement and form of proxy are furnished to the holders of common stock, par value $.0001 per share (the “Common Stock”), of Alexion Pharmaceuticals, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, May 3, 2007, at 10:00 a.m. at the Hartford Farmington Marriott, 15 Farm Springs Road, Farmington Connecticut 06032, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

Proxies will be mailed to stockholders on or about March 26, 2007 and will be solicited by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Proxies may be solicited, without extra compensation, by officers, agents and employees of the Company who may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so. If any special employees or solicitors are retained, the Company will bear the expense of such retention.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before such proxies are voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation, or by mailing a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company’s Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If a proxy card is signed and returned without any specifications, your shares will be voted in a manner recommended by the Board of Directors.

Record Date and Voting Rights

Only stockholders of record at the close of business on March 13, 2007 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On March 13, 2007, there were 35,762,943 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present in person or represented by proxy, but not voted on a particular matter because (1) instructions have not been received from the beneficial owner and (2) the brokers do not have discretionary voting authority to vote on such matter. Abstentions and broker non-votes are not treated as a vote “for” or a vote “against” any of the proposals to which such abstentions or broker non-votes apply.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of February 15, 2007 (except as otherwise noted) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the “SEC”)) of the Company’s Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table (see our Proxy Statement “Proposal No.1 Election of Directors”); and (iv) all directors and Section 16 officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares of Common Stock
Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109(3)	5,200,029	14.55%

Westfield Capital Management Co. LLC 1 Financial Center, 23rd floor Boston, MA 02111-2621(3)	3,230,065	9.04%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(3)	2,896,750	8.11%

Sectoral Asset Management, Inc. 1000 Sherbrooke Street Montréal, Canada(3)	2,667,134	7.46%

Leonard Bell, M.D.(4)(18)	826,077	2.31%

David W. Keiser(5)(18)	302,168	*

Stephen P. Squinto, Ph.D.(6)(18)	175,053	*

Thomas I.H. Dubin, J.D.(7)	154,568	*

Christopher F. Mojcik, M.D., Ph.D.(8)(18)	140,096	*

Joseph A. Madri, Ph.D., M.D.(9)	127,625	*

Max Link, Ph.D.(10)	99,743	*

R. Douglas Norby(11)	78,125	*

Vikas Sinha, M.B.A., C.A.(12)(18)	71,081	*

Alvin S. Parven(13)	69,674	*

Larry L. Mathis(14)	37,625	*

Patrice Coissac(15)	31,347	*

Ruedi E. Waeger, Ph. D.(16)	25,125	*

All directors and Section 16 officers as a group (13 persons)(17)	2,138,307	5.98%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of all persons is 352 Knotter Drive, Cheshire, Connecticut 06410.
(2)	To our knowledge, except as set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes in this table.
(3)	These figures are based upon information set forth in Schedule 13F dated December 31, 2006.

(4)	Includes 452,853 shares of common stock that may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007 and 300 shares, in aggregate, held in the names of Dr. Bell’s three children. Excludes 135,090 shares obtainable through the exercise of options or vesting of restricted stock granted to Dr. Bell, which are not exercisable within 60 days of March 1, 2006 and 90,000 shares held in trust for Dr. Bell’s children. Dr. Bell disclaims beneficial ownership of the 90,300 shares held in the names of his children.
(5)	Includes 196,750 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007 and 300 shares, in aggregate, held in the names of Mr. Keiser’s three children. Excludes 71,284 shares obtainable through the exercise of options or vesting of restricted stock granted to Mr. Keiser, which are not exercisable within 60 days of February 15, 2007. Mr. Keiser disclaims beneficial ownership of the shares held in the names of his minor children.
(6)	Includes 158,781 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 61,991 shares obtainable through the exercise of options or vesting of restricted stock granted to Dr. Squinto, which are not exercisable within 60 days of February 15, 2007.
(7)	Includes 130,406 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 55,606 shares obtainable through the exercise of options or vesting of restricted stock granted to Mr. Dubin, which are not exercisable within 60 days of February 15, 2007.
(8)	Includes 125,375 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 55,221 shares obtainable through the exercise of options or vesting of restricted stock granted to Dr. Mojcik, which are not exercisable within 60 days of February 15, 2007.
(9)	Includes 70,625 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 1,875 obtainable through the exercise of options or vesting of restricted stock granted to Dr. Madri, which are not exercisable within 60 days of February 15, 2007.
(10)	Includes 52,166 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 2,500 shares obtainable through the exercise of options or vesting of restricted stock granted to Dr. Link, which are not exercisable within 60 days of February 15, 2007.
(11)	Includes 74,125 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 1,875 shares obtainable through the exercise of options or vesting of restricted stock granted to Mr. Norby, which are not exercisable within 60 days of February 15, 2007.
(12)	Includes 38,375 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 119,331 shares obtainable through the exercise of options or vesting of restricted stock granted to Mr. Sinha, which are not exercisable within 60 days of February 15, 2007.
(13)	Includes 66,625 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 1,875 shares obtainable through the exercise of options or vesting of restricted stock granted to Mr. Parven, which are not exercisable within 60 days of February 15, 2007.
(14)	Includes 32,625 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 1,875 shares obtainable through the exercise of options or vesting of restricted stock granted to Mr. Mathis, which are not exercisable within 60 days of February 15, 2007.
(15)	Includes 11,406 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 59,035 shares obtainable through the exercise of options or vesting of restricted stock granted to Mr. Coissac, which are not exercisable within 60 days of February 15, 2007.
(16)	Includes 21,125 shares of common stock which may be acquired upon the exercise of options that are exercisable within 60 days of February 15, 2007. Excludes 5,875 shares obtainable through the exercise of options or vesting of restricted stock granted to Dr. Waeger, which are not exercisable within 60 days of February 15, 2007.
(17)	Consists of shares beneficially owned by Drs. Bell, Link, Madri, Mojcik, Squinto, and Waeger and Messrs. Keiser, Dubin, Norby, Parven, Sinha, Mathis and Coissac. Includes 1,431,237 shares of common stock, which may be acquired upon the exercise of options or vesting of restricted stock within 60 days of February 15, 2007.
(18)	Named executive officer under Item 402 of Regulation S-K.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Eight directors, constituting the Company’s entire Board of Directors, have been nominated for re-election at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for such other candidate, if any, who is nominated by the Board of Directors to replace the nominee. All nominees have consented to be named in the Proxy Statement and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on the election of directors at the Annual Meeting.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 1—ELECTION OF DIRECTORS” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH NOMINEE.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Below please find information about the nominees for directors:

Name	Age	Year First Became Director	Position
Leonard Bell, M.D.(5)	48	1992	Chief Executive Officer, Secretary, Treasurer, Director

David W. Keiser(5)	55	2002	President and Chief Operating Officer, Director

Max Link, Ph.D.(1)(4)	66	1992	Chairman of the Board of Directors

Joseph A. Madri, Ph.D., M.D.(2)(4)	60	1992	Director

Larry L. Mathis(1)(3)	63	2004	Director

R. Douglas Norby(1)(3)	71	1999	Director

Alvin S. Parven(2)(3)	66	1999	Director

Ruedi E. Waeger, Ph.D.(2)(4)	63	2005	Director

(1)	Member of our Audit Committee of the Board of Directors.
(2)	Member of our Compensation Committee of the Board of Directors.
(3)	Member of our Nominating and Corporate Governance Committee of the Board of Directors.
(4)	Member of our Compliance and Quality Committee of the Board of Directors.
(5)	Officer, for purposes of Section 16 of the Securities Exchange Act of 1934.

Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each officer serves at the discretion of the board of directors. Dr. Bell and Mr. Keiser are each a party to an employment agreement with us.

Leonard Bell, M.D. is the principal founder of Alexion, and has been a director of Alexion since February 1992 and the Company’s President and Chief Executive Officer, Secretary and Treasurer from January 1992. In April 2002, the title of President was transferred to David Keiser. From 1991 to 1992, Dr. Bell was an Assistant Professor of Medicine and Pathology and co-Director of the program in Vascular Biology at the Yale University School of Medicine. From 1990 to 1992, Dr. Bell was an attending physician at the Yale-New Haven Hospital and an Assistant Professor in the Department of Internal Medicine at the Yale University School of Medicine. Dr. Bell was a recipient of the Physician Scientist Award from the National Institutes of Health and Grant-in-Aid from the American Heart Association as well as various honors and awards from academic and professional organizations. His work has resulted in more than 20 scientific publications and 9 patent applications. Dr. Bell was also a director of The Medicines Company from May 2000 until April 2005. He also served as a director of the Biotechnology Research and Development Corporation from 1993 to 1997. Dr. Bell received his A.B. from Brown University and M.D. from Yale University School of Medicine. Dr. Bell is currently an Adjunct Assistant Professor of Medicine and Pathology at Yale University School of Medicine.

David W. Keiser became President in addition to Chief Operating Officer, and joined the board as a director in April 2002. From July 1992 to April 2002, Mr. Keiser was Executive Vice President and Chief Operating Officer of Alexion. From 1990 to 1992, Mr. Keiser was Senior Director of Asia Pacific Operations for G.D. Searle & Company Limited, a manufacturer of pharmaceutical products. From 1986 to 1990, Mr. Keiser was successively Licensing Manager, Director of Product Licensing and Senior Director of Product Licensing for Searle. From 1984 to 1985, Mr. Keiser was New Business Opportunities Manager for Mundipharma AG, a

manufacturer of pharmaceutical products, in Basel, Switzerland where he headed pharmaceutical licensing and business development activities in Europe and the Far East. From 1978 to 1983, he was Area Manager for F. Hoffmann La Roche Ltd., a manufacturer of pharmaceutical products, in Basel, Switzerland. Mr. Keiser received his B.A. from Gettysburg College.

Max Link, Ph.D. has been the Chairman of our board of directors since December 2002 and a director of Alexion since April 1992. From March 2001 to September 2003, Dr. Link was Chairman of the Board and CEO of Centerpulse AG, a medical implant company. From May 1993 to June 1994, Dr. Link was Chief Executive Officer of Corange (Bermuda), the parent company of Boehringer Mannheim Therapeutics, Boehringer Mannheim Diagnostics and DePuy Orthopedics. From 1992 to 1993, Dr. Link was Chairman of the Board of Sandoz Pharma, Ltd., a manufacturer of pharmaceutical products. From 1987 to 1992, Dr. Link was the Chief Executive Officer of Sandoz Pharma and a member of the Executive Board of Sandoz, Ltd., Basel. Prior to 1987, Dr. Link served in various capacities with the United States operations of Sandoz, including as President and Chief Executive Officer. Dr. Link is the chairman of the board of directors of PDL Biopharma, Inc., CytRx Corporation, and Celsion Corporation, and is also a director of Discovery Labs, Inc. and Human Genome Sciences, Inc., each a publicly held pharmaceutical and/or life-science company. Dr. Link holds a Ph.D. in economics from University of St. Gallen (Switzerland).

Joseph A. Madri, Ph.D., M.D. is a founder of Alexion and has been a director of Alexion since February 1992. Since 1980, Dr. Madri has been on the faculty of the Yale University School of Medicine and is currently a Professor of Pathology. Dr. Madri serves on the editorial boards of numerous scientific journals and he is the author of over 210 scientific publications. Dr. Madri works in the areas of regulation of angiogenesis, vascular cell-matrix interactions, cell-cell interactions, lymphocyte-endothelial cell interactions and endothelial and smooth muscle cell biology and has been awarded a Merit award from the National Institutes of Health. Dr. Madri received his B.S. and M.S. in Biology from St. John’s University and M.D. and Ph.D. in Biological Chemistry from Indiana University.

Larry L. Mathis has been a director of Alexion since March 2004. Since 1998, Mr. Mathis has served as an executive consultant with D. Petersen & Associates providing counsel to select clients on leadership, management, governance, and strategy. For the 27 years prior to joining D. Petersen & Associates, Mr. Mathis served in various capacities within The Methodist Hospital System, in Houston, Texas—an organization comprising 16 corporations and 37 hospital affiliates in the U.S. and abroad. From 1997 to 1998, Mr. Mathis served as a consultant to the Chairman of the Board of The Methodist Hospital System. Prior to that, he was President and Chief Executive Officer, as well as a member of the Board of Directors, from 1983 to 1997. Mr. Mathis received a Master’s degree in Health Administration from Washington University in St. Louis, and a Bachelor of Arts in Social Sciences from Pittsburg State University in Kansas.

R. Douglas Norby has been a director of Alexion since September 1999. Since July 2003 and until January 31, 2006, Mr. Norby has been Sr. Vice-President and Chief Financial Officer of Tessera, Inc., a provider of intellectual property for advanced semiconductor packaging. From March 2002 to February 2003, Mr. Norby served as Senior Vice President and Chief Financial Officer of Zambeel, Inc., a data storage systems company. From December 2000 to March 2002, Mr. Norby served as Senior Vice President and Chief Financial Officer of Novalux, Inc., a manufacturer of lasers for optical networks. From 1996 until December 2000, Mr. Norby served as Executive Vice President and Chief Financial Officer of LSI Logic Corporation, a semiconductor company, and he has also served as a director of LSI Logic Corporation since 1993. From July 1993 until November 1996, he served as Senior Vice President and Chief Financial Officer of Mentor Graphics Corporation, a software company. Mr. Norby served as President of Pharmetrix Corporation, a drug delivery company, from July 1992 to September 1993, and from 1985 to 1992, he was President and Chief Operating Officer of Lucasfilm, Ltd., an entertainment company. From 1979 to 1985, Mr. Norby was Senior Vice President and Chief Financial Officer of Syntex Corporation, a pharmaceutical company. Mr. Norby is a director of LSI Corporation, STATS Chip PAC, Ltd, a semi-conductor company, MagnaChip Semiconductor; NEXX Systems, Inc., a semiconductor manufacturing equipment company, and Neterion, Inc., a communications device company. Mr. Norby received a B.A. in Economics from Harvard University and an M.B.A. from Harvard Business School.

Alvin S. Parven has been a director of Alexion since May 1999. Since 1997, Mr. Parven has been President of ASP Associates, a management and strategic consulting firm. From 1994 to 1997, Mr. Parven was Vice President at Aetna Business Consulting, reporting to the Office of the Chairman of Aetna. From 1987 to 1994, Mr. Parven was Vice President, Operations at Aetna Health Plans. Prior to 1987, he served in various capacities at Aetna including Vice President, Pension Services from 1983 to 1987. Mr. Parven received his B.A. from Northeastern University.

Ruedi E. Waeger, Ph.D. has been a director of Alexion since March 2005. Dr. Waeger has spent the past 30 years in the pharmaceutical and therapeutic protein industry. Most recently, he was President and Chief Executive Officer of Aventis Behring L.L.C., a global plasma therapeutics product business which was acquired by CSL Ltd in 2004 to form ZLB Behring. While at Aventis Behring, Dr. Waeger played a key role in guiding the company as it refined its product pipeline and extensive manufacturing facilities. Dr. Waeger became the head of Aventis Behring following the merger of the owners of Centeon L.L.C., a leader in plasma proteins, where Dr. Waeger was Chief Executive Officer. Prior thereto, Dr. Waeger was President and Chief Executive Officer of ZLB Central Laboratories, Blood Transfusion Service of Swiss Red Cross, and before that spent more than 20 years at Sandoz Ltd., where he had consecutive worldwide responsibilities for Strategic Research and Development Planning, Human Resource Management, and Marketing, including responsibility for three global product launches. Dr. Waeger currently sits on the Board of Talecris Biotherapeutics, Inc. He earned a Ph.D. in Biochemistry from the Swiss Federal Institute of Technology.

During the year ended December 31, 2006, the Board of Directors held six (8) meetings. During the period, each incumbent director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served. It is the Company’s policy that members of the Board of Directors should attend and be present at the Annual Meeting of Stockholders. Eight members of the Board of Directors then constituting the entire Board attended the 2006 Annual Meeting of Stockholders in respect of the year ended December 31, 2005.

The Board of Directors has determined that six of its eight members (Drs. Link, Madri and Waeger, and Messrs. Mathis, Norby, and Parven) are “independent directors” as that term is defined under the NASDAQ Stock Market Listing Standards and the SEC rules and regulations. During each of the regularly scheduled meetings in fiscal year 2006, the Board of Directors met in executive session where only the independent directors were present without any members of the Company’s management.

We are not a party to any material proceedings to which any of our directors, officers, affiliates or 5% or more stockholders area party. We do not believe that any of our directors, officers, affiliates or 5% or more stockholders are adverse to us or have a material interest that is adverse to us. Dr. Max Link, one of our directors, also serves on the board of directors of PDL BioPharma, Inc., or PDL, which on March 16, 2007 filed a civil action against Alexion in the U.S. District Court for the District of Delaware claiming willful infringement by Alexion of PDL patents and seeking unspecified damages, but no less than a reasonable royalty, plus attorney’s fees.

Audit Committee

In February 1993, the Board established a separately designated standing Audit Committee to review the internal accounting procedures of the Company, consult with the Company’s independent registered public accounting firm and review the services provided by the independent registered public accounting firm. The Audit Committee operates pursuant to a charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. A copy of the Audit Committee charter was included with the Company’s proxy statement as Appendix A for the Company’s 2006 annual meeting. Dr. Link, Mr. Mathis and Mr. Norby are the current members of the Audit Committee, each of whom the Company’s Board of Directors has determined to be an “independent director” as that term is defined under the NASDAQ Stock Market Listing Standards and the SEC rules and regulations. Our Board of Directors has also determined that Mr. Norby is an “audit committee financial expert” as that term is defined under the NASDAQ Stock Market Listing Standards and the SEC rules and regulations. During the year ended December 31, 2006 the Audit Committee held eight meetings.

Compensation Committee

In February 1993, the Board of Directors established a Compensation Committee. The Compensation Committee reviews compensation practices, determines or recommends compensation of the chief executive officer and all other executive officers, and administers the Company’s non-formula based equity compensation and incentive plans. The Compensation Committee operates pursuant to a charter which has been approved and adopted by the Board of Directors. A copy of the Compensation Committee charter is attached as Appendix B. During the year ended December 31, 2006, Dr. Madri, Mr. Parven and Dr. Waeger served as the members of the Compensation Committee. The Company’s Board of Directors has determined that each of the members of the Compensation Committee is an “independent director” as that term is defined under the NASDAQ Stock Market Listing Standards and the SEC rules and regulations. During the year ended December 31, 2006, the Compensation Committee held seven meetings. The Compensation Committee currently retains Towers Perrin, a global consultancy specializing in compensation, benefits and other human resources issues, to assess trends and developments in officer and director compensation practices and to compare the Company’s practices against them. The Compensation Committee uses the analysis prepared by the consultant as part of its periodic review of the Company’s officer and director compensation practices.

Compliance and Quality Committee

In December 2004, the Board established a Compliance and Quality Committee. The Compliance and Quality Committee provides leadership and guidance to the Company on all aspects of regulatory and product compliance matters, except where those matters involve financial controls or the internal financial audit function. Dr. Link, Dr. Madri and Dr. Waeger are the current members of the Compliance and Quality Committee, each of whom is an “independent director” as that term is defined under the NASDAQ Stock Market Listing Standards. During the year ended December 31, 2006, the Compliance and Quality Committee held three meetings.

Nominating and Governance Committee

In June 2003, the Board of Directors established the Nominating and Governance Committee to provide leadership and guidance to the Company, review and recommend new directors to the Board of Directors, establish the necessary Board committees to provide oversight to the Company, and make recommendations regarding committee membership. During the Company’s year ended, Messrs. Mathis, Norby and Parven served as the members of the Nominating and Governance Committee, each of whom the Company’s Board of Directors has determined to be an “independent director” as that term is defined under the NASDAQ Stock Market Listing Standards. During the year ended December 31, 2006, the Nominating and Governance Committee held four meetings. The Nominating and Governance Committee Charter is posted on the Company’s website at www.alexionpharm.com.

Process for Selecting Nominees and Stockholder Nominations

It is the policy of the Nominating and Governance Committee to consider candidates for the Board membership recommended by Nominating and Governance Committee members and other Board members, management, the Company’s stockholders, third-party search firms and any other appropriate sources. If a consulting firm is retained to assist in the search process for a director, a fee is typically paid to such a firm only if the candidate is elected to the Board or is recommended to the Board by the Nominating and Governance Committee for inclusion in the slate of nominees to be elected at the Annual Meeting of Stockholders. As a stockholder, you may recommend a person for consideration as a nominee for director by writing to the Nominating and Governance Committee of the Board of Directors, c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, Attention: General Counsel. Recommendations must be received by November 27, 2007 to be considered for the 2008 Annual Meeting of Stockholders. Recommendations must include the name and address of the stockholder making the recommendation, a representation setting forth the number of shares of the Company’s Common Stock beneficially owned by the recommending stockholder, a statement from the recommended nominee that expresses his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the Nominating and Governance Committee in evaluating the recommended nominee and a description of all arrangements or understandings between the recommending stockholder and each nominee and any other person concerning the nomination.

In evaluating candidates, the Nominating and Governance Committee will consider the following criteria: personal integrity, sound business judgment, business and professional skills and experience, independence (as that term is defined under the rules of the Securities and Exchange Commission and the NASDAQ Stock Market Listing Standards) and the requirement to maintain a Board that is composed of a majority of independent directors, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders utilizing criteria established from time to time by the Nominating and Governance Committee. In any particular situation, the Nominating and Governance Committee may focus on persons possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the Board. The evaluation process for stockholder recommendations is the same as for candidates recommended by any other source.

Stockholder Communications with the Board of Directors

The Board of Directors has provided a process for stockholders to send communications to the Board. Stockholders who wish to send communications to the Board, or any particular director, should address such communications to the Board of Directors, c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, Attention: Thomas I.H. Dubin, Esq., Senior Vice President and General Counsel. All such communications should include a representation from the submitting stockholder setting forth the stockholder’s address and the number of shares of the Company’s Common Stock beneficially owned by the stockholder.

The General Counsel of the Company will (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the Board, or the director to whom such communication is addressed, as the General Counsel considers appropriate. Each stockholder communication will be forwarded if it relates to a substantive matter and includes suggestions or comments that the General Counsel considers to be important for the directors, or director, to know. In general, stockholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than stockholder communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. The Board will give appropriate attention to written communications on such issues and will respond as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of the Company’s Common Stock, to file initial reports of beneficial ownership of the Company’s stock and reports of changes in beneficial ownership of the Company’s stock with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the year ended December 31, 2006 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis except for one form required to be filed by Dr. Link by August 10, 2006 that was filed on September 6, 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Joseph A. Madri, Ph.D., M.D.

Alvin S. Parven

Ruedi E. Waeger, Ph.D.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of the Company’s executive compensation policy are to attract, retain and motivate the key executives necessary for the Company’s short and long-term success. The focus is to tie short and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve the objectives of the Company’s policy, the compensation committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to the Company’s performance.

The compensation committee, with the input of management, develops our compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the biopharmaceutical industry. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees at a similar stage of development as our company.

Based on these data, the compensation committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the fiftieth percentile of the companies with a similar number of employees represented in the compensation data we review. We work within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand and competition for the individual, with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executives within our company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

The compensation committee has also implemented an annual performance management program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the corporation as a whole, each corporate department, and each individual employee. Annual corporate goals are proposed by management and approved by the board of directors at the end of each calendar year for the following year. These corporate goals target the achievement of specific research, development, clinical, and operational milestones. Annual department and individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer approves the goals proposed by our other executive officers. The Chief Executive Officer’s goals are approved by the compensation committee of the board. Annual salary increases, annual bonuses, and annual stock option awards granted to our employees are tied to the achievement of the corporate, department, and each individual’s performance goals and designed to retain employees’ key to our success.

We perform an interim assessment of the written goals in the middle of the calendar year to determine individual, department and corporate progress against the previously established goals and to make any adjustments to the goals for the remainder of the year based on changing circumstances.

During the fourth calendar quarter, we evaluate individual, department, and corporate performance against the written goals for the year coming to a close. Consistent with our compensation philosophy, evaluation of each employee is designed to begin with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then is expected to prepare a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance, and input from others within the company. This process leads to a recommendation for annual employee salary increases, annual stock option awards, and bonuses, if any, which is then reviewed and approved by the compensation committee. Our executive officers, other than the Chief Executive Officer, are expected to submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations to the compensation committee for salary increases, bonuses, and stock option awards. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the compensation committee, which determines his compensation changes and awards. For all employees, including our executive officers, annual base salary increases, annual stock option and other equity based awards, and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

The Company has no products approved for sale and has not generated any revenues from sales of approved products. Accordingly, for compensation purposes the Company’s performance is generally measured by milestones in the development of our drug candidates that the Company believes will allow us to evolve from a research and development company to a commercial biopharmaceutical entity, and to achieve financing goals and to secure strategic partnerships. During the year ended December 31, 2006, the Company has taken into account the following goals and milestones in awarding performance based compensation:

•

Submitted Biologics License Application, or BLA, to the United States Food and Drug Administration, or FDA, for use of Soliris™ (eculizumab) in PNH. This is the first BLA ever submitted by the Company.

•

Submitted Marketing Authorization Application, or MAA, to the European Medicines Evaluation Agency, or EMEA, for use of Soliris™ (eculizumab) in PNH in Europe. This is the first MAA ever submitted by the Company.

•	Achieved Priority Review designation and Accelerated Assessment Procedure designation from the FDA and EMEA, respectively, for review of Soliris™ (eculizumab) by those agencies.

•	Raised approximately $140 million through a public offering of common stock.

•

Recruited and hired head of US Commercial Operations, and ensured successful build-out of commercial team in anticipation of 2007 launch of Soliris™ (eculizumab), the company’s first commercial product.

•	Completed and reported positive results of the TRIUMPH Trial.

•	Completed and reported positive results of the SHEPHERD Trial.

•	Initiated the EXPLORE Clinical Diagnostic Study for PNH.

•	Purchased biopharmaceutical plant in Rhode Island, for the commercial production of Soliris™ (eculizumab).

In awarding salary increases and bonuses to the executive officers, the Compensation Committee does not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company’s performance during the past year and each executive’s contribution to such performance, as well as considered market and other data to ensure that executive officer compensation remains competitive.

Under Section 162(m) of the Internal Revenue Code, publicly held corporations may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) provides an exception for qualifying “performance-based” compensation, including compensation attributable to certain stock options. The Company expects to keep “nonperformance-based” compensation within the $1 million limit in order that all executive compensation will be fully deductible; however, the valuation of stock option and restricted stock grants in the future is uncertain and may cause nonperformance-based compensation to exceed the deductibility limit. Although the Compensation Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as “performance-based” compensation.

Compensation Components

The components of our compensation package are as follows:

Base Salary

Base salary represents the fixed component of the executive compensation program. The Company’s philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average. Determinations of base salary levels for our executives are established based on the scope of their responsibilities, and their prior relevant background, training and experience, taking into account an annual review of marketplace competitiveness with similar biopharmaceutical companies.

In determining appropriate levels of base salary, the Compensation Committee has relied in the past in part on several biopharmaceutical industry compensation surveys. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

On an individual basis, periodic increases in base salary relate to individual contributions to the Company’s overall performance, relative marketplace competitiveness levels, length of service and the industry’s annual competitive pay practice movement. Some of the evaluation criteria used by the compensation Committee for determining salary increases awarded during the year ended December 31, 2006 included, but were not limited to, the following: submitting marketing application for SolirisTM (eculizumab) in the United States and in Europe, purchasing of manufacturing facility in Smithfield, Rhode Island, timely completing on-going clinical trials, acquiring and maintaining adequate cash reserves, broadening and advancing the Company’s drug development pipeline, broadening clinical development capacity, appropriately representing the Company in various public settings, and growing and enhancing the Company’s operating structure and management team towards potential commercialization.

Bonus

Bonuses represent the variable cash component of the executive compensation program that is tied to the Company’s performance and individual achievement. While the Company’s policy is to base a significant portion of its senior executives’ cash compensation on bonuses, no senior executive of the Company is guaranteed a bonus. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual’s contribution to the Company’s performance.

Stock Options and Restricted Stock Awards

The Compensation Committee, which among other things administers the Company’s equity compensation and incentive plans, believes that one important goal of the executive compensation program should be to provide executives and key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership and potentially gain financially from the Company’s stock price increases. This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other employees of the Company are granted from time to time stock options, giving them a right to purchase shares of the Company’s Common Stock at a specified price in the future, and restricted stock, entitling them to receive shares of the Company’s Common Stock after predetermined periods of service to the Company and/or after achievement of predetermined milestone events for the Company.

The grant of options and restricted stock is based primarily on executives or employee’s contribution and potential contribution to the Company’s growth and financial results. In determining the size of option and restricted stock grants, the Compensation Committee considers the number of options and shares of restricted stock owned by such executive or employee, the number of options and shares of restricted stock previously granted and currently outstanding, and the aggregate size of the current option and restricted stock grants. As is the case when the amount of base salary is determined, when granting options and restricted stock, a review of all of the executives compensation is conducted to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

Options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and, accordingly, will only have value if the Company’s stock price increases. Generally, grants of options and restricted stock vest over four years and the individual must be employed by the Company as an employee or consultant for such options and restricted stock to vest. The Company’s option grant rate in fiscal 2006 is substantially higher than in the preceding years due to the rapid expansion of the employee population as a result of preparations for the potential commercialization of our lead product candidate Soliris™ (eculizumab). We do not expect the grant rate to continue to increase at the same rate after expansion of the employee population is complete.

Termination Based Compensation

Upon termination of employment, our executive officers may be entitled to receive severance payments under their employment agreements. In determining whether to approve and setting the terms of such severance arrangements, the compensation committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. For details on the severance payments our executives are entitled to, please refer to the section entitled “Potential Payments Upon Termination or Change of Control” in the proxy statement.

Personal Benefits

We do not provide our officers with perquisites, such as permanent lodging, cars or defraying the cost of personal entertainment or family travel.

Compensation Awarded in 2007

In January 2007, each of Dr. Leonard Bell, Chief Executive Officer, David W. Keiser, President and Chief Operating Officer, Dr. Stephen P. Squinto, Executive Vice President and Head of Research, Dr. Christopher Mojcik, Senior Vice President, Clinical Development and Mr. Vikas Sinha, Senior Vice President and Chief Financial Officer received annual base salary increases to $527,580, $380,000, $305,063, $295,187 and $310,000, respectively. Each of the above named executives also received bonuses in January 2007 of $121,333, $63,542, $50,113, $43,642 and $43,890, respectively. The compensation committee has established the following bonus targets for fiscal 2007 (expressed as a percentage of base salary): of 70% for Dr. Bell and between 45% and 55% for the other named executive officers.

In addition, each of the above named executives received stock options and restricted stock in January 2007 as follows:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Unites (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Leonard Bell, M.D.	1/15/2007	12,000	42,500	$41.15
David W. Keiser	1/15/2007	7,000	20,000	$41.15
Stephen P. Squinto, Ph.D.	1/15/2007	4,000	14,500	$41.15
Christopher Mojcik, M.D., Ph.D.	1/15/2007	3,000	10,000	$41.15
Vikas Sinha, M.B.A., C.A.	1/15/2007	5,000	18,000	$41.15

Conclusion

Our compensation policies are designed to retain and motivate our senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid or accrued during the year ended December 31, 2006 to (1) our Chief Executive Officer, (2) our Chief Financial Officer and (3) our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Period Ended	Salary	Bonus	Stock Awards(1)		Option Awards(1)		Other Compensation		Total
Leonard Bell, M.D. Chief Executive Officer, Secretary and Treasurer	12/31/2006	$502,000	$480,000	$167,462	(2)	$696,756	(3)	$6,437	(12)	$1,852,655
David W. Keiser President and Chief Operating Officer	12/31/2006	339,082	198,000	69,170	(4)	305,886	(5)	7,323	(12)	919,460
Stephen P. Squinto, Ph.D. Executive Vice President and Head of Research	12/31/2006	294,577	146,000	63,162	(6)	281,602	(7)	6,754	(12)	792,095
Christopher Mojcik, M.D., Ph.D. Senior Vice President, Clinical Development	12/31/2006	285,041	147,000	60,222	(8)	276,802	(9)	6,353	(12)	775,418
Vikas Sinha, M.B.A., C.A. Senior Vice President and Chief Financial Officer	12/31/2006	285,052	133,000	177,531	(10)	451,845	(11)	6,064	(12)	1,053,492

(1)	See Note 1 to our audited consolidated financial statements for the year ended December 31, 2006 and Note 11 for details as to the assumptions used to determine the fair value of the restricted stock awards and option awards and all forfeitures during the year ended December 31, 2006. See also our discussions of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”
(2)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all grants to Dr. Bell of shares of restricted common stock, calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of stock awards.
(3)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all option grants to Dr. Bell , calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of option awards.
(4)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all grants to Mr. Keiser of shares of restricted common stock, calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of stock awards.
(5)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all option grants to Mr. Keiser , calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of option awards.
(6)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all grants to Dr. Squinto of shares of restricted common stock, calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of stock awards.
(7)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all option grants to Dr. Squinto , calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of option awards.
(8)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all grants to Dr. Mojcik of shares of restricted common stock, calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of stock awards.
(9)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all option grants to Dr. Mojcik , calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of option awards.
(10)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all grants to Mr. Sinha of shares of restricted common stock, calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of stock awards.
(11)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all option grants to Mr. Sinha, calculated in accordance with SFAS 123R. Please see the “Outstanding Equity Awards at Fiscal Year-End” table for a description of option awards.
(12)	Represents the Company’s matching contribution pursuant to its 401(k) defined contribution plan.

GRANTS OF PLAN-BASED AWARDS

The following table shows information regarding grants of equity awards during the fiscal year ended December 31, 2006 held by the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Unites (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Leonard Bell, M.D.	1/9/2006	11,250	—	$20.72	$233,100
	1/9/2006	—	24,500	$20.72	$345,849
	4/7/2006	10,088	—	$34.00	$342,992
	6/7/2006	—	24,500	$32.70	$537,483

David W. Keiser	1/9/2006	4,000	—	$20.72	$82,880
	1/9/2006	—	10,000	$20.72	$141,163
	4/7/2006	5,409	—	$34.00	$183,906
	6/7/2006	—	12,000	$32.70	$263,257

Stephen P. Squinto, Ph.D.	1/9/2006	4,000	—	$20.72	$82,880
	1/9/2006	—	10,000	$20.72	$141,163
	4/7/2006	4,272	—	$34.00	$145,248
	6/7/2006	—	12,000	$32.70	$263,257

Christopher Mojcik, M.D., Ph.D.	1/9/2006	5,000	—	$20.72	$103,600
	1/9/2006	—	12,000	$20.72	$169,396
	4/7/2006	3,721	—	$34.00	$126,514
	6/7/2006	—	10,000	$32.70	$219,381

Vikas Sinha, M.B.A., C.A.	1/9/2006	4,000	—	$20.72	$82,880
	1/9/2006	—	10,000	$20.72	$141,163
	4/7/2006	3,706	—	$34.00	$126,004
	6/7/2006	—	12,000	$32.70	$263,257

Fiscal Year 2006 Equity Awards

All of the stock option and restricted stock awards disclosed in the Grants of Plan-Based Awards table were issued under our 2004 Incentive Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant, as determined by our board of directors. Subject to the terms of our 2004 Incentive Plan and the option agreements issued in connection with these grants, the January 9, 2006 options granted to Dr. Bell vest in twelve quarterly installments over three years. All other options granted in 2006, including those granted to Mr. Keiser, Dr, Squint, Dr. Mojcik, and Mr. Sinha, vest in sixteen quarterly installments over four years. Restricted stock granted on January 9, 2006 vests over a four-year period, with 50% vesting on the second anniversary of the date of grant and 12.5% vesting six months for two years thereafter. Restricted stock granted on April 7, 2006, fully vests two years after approval date of our Biologics License Application, or BLA for our lead product candidate SolirisTM (eculizumab).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested stock awards outstanding on December 31, 2006, the last day of our fiscal year, to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Granted (#) Exercisable	Number of Securities Underlying Unexercised Options Granted (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Leonard Bell, M.D.	04/01/97	30,000	—		$10.38	04/01/07	—		—
	07/29/98	60,000	—		$9.00	07/29/08	—		—
	07/27/99	40,000	—		$9.50	07/27/09	—		—
	07/31/00	100,000	—		$64.50	07/31/10	—		—
	06/14/01	75,000	—		$21.00	06/14/11	—		—
	03/15/02	24,855	—		$24.14	03/15/12	—		—
	03/04/03	20,000	—		$10.74	03/04/13	—		—
	09/23/03	20,000	—		$17.67	09/23/13	—		—
	02/24/04	15,583	1,417	(2)	$23.29	02/24/14	—		—
	09/08/04	15,000	5,000	(2)	$16.10	09/08/04	—		—
	03/09/05	13,125	9,375	(2)	$20.38	03/09/15	11,250	(3)	$454,388
	09/21/05	9,375	13,125	(2)	$27.58	09/21/15	—		—
	01/09/06	8,166	16,334	(2)	$20.72	01/09/16	11,250	(3)	$454,388
	04/07/06	—	—		—	—	10,088	(4)	$407,454
	06/07/06	3,062	21,438	(5)	$32.70	06/07/16	—		—

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Granted (#) Exercisable	Number of Securities Underlying Unexercised Options Granted (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David W. Keiser	07/31/97	13,625	—		$10.50	07/31/07	—		—
	12/04/98	25,000	—		$9.00	12/04/08	—		—
	07/27/99	22,500	—		$9.50	07/27/09	—		—
	07/31/00	30,000	—		$64.50	07/31/10	—		—
	06/14/01	37,500	—		$21.00	06/14/11	—		—
	10/01/02	15,000	—		$11.99	10/01/12	—		—
	03/04/03	11,250	750	(5)	$10.74	03/04/13	—		—
	09/23/03	9,750	2,250	(5)	$17.67	09/23/13	—		—
	02/24/04	6,875	3,125	(5)	$23.29	02/24/14	—		—
	09/08/04	6,750	5,250	(5)	$16.10	09/08/14	—		—
	03/09/05	3,500	4,500	(5)	$20.38	03/09/15	4,000	(3)	$161,560
	09/21/05	2,500	5,500	(5)	$27.58	09/21/15	—		—
	01/09/06	2,500	7,500	(5)	$20.72	01/09/16	4,000	(3)	$161,560
	04/07/06	—	—		—	—	5,409	(4)	$218,470
	06/07/06	1,500	10,500	(5)	$32.70	06/07/16	—		—

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Granted (#) Exercisable	Number of Securities Underlying Unexercised Options Granted (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Stephen P.Squinto, Ph.D.	07/31/97	9,500	—		$10.50	07/31/07	—		—
	12/04/98	25,000	—		$9.00	12/04/08	—		—
	07/27/99	17,500	—		$9.50	07/27/09	—		—
	07/31/00	20,000	—		$64.50	07/31/10	—		—
	06/14/01	34,000	—		$21.00	06/14/11	—		—
	03/04/03	11,250	750	(5)	$10.74	03/04/13	—		—
	09/23/03	9,750	2,250	(5)	$17.67	09/23/13	—		—
	02/24/04	6,875	3,125	(5)	$23.29	02/24/14	—		—
	09/08/04	6,750	5,250	(5)	$16.10	09/08/14	—		—
	03/09/05	3,500	4,500	(5)	$20.38	03/09/15	4,000	(3)	$161,560
	09/21/05	2,500	5,500	(5)	$27.58	09/21/15	—		—
	01/09/06	2,500	7,500	(5)	$20.72	01/09/16	4,000	(3)	$161,560
	04/07/06	—	—		—	—	4,272	(4)	$172,546
	06/07/06	1,500	10,500	(5)	$32.70	06/07/16	—		—

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Granted (#) Exercisable	Number of Securities Underlying Unexercised Options Granted (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Christopher F	12/04/98	22,000	—		$9.00	12/04/08	—		—
Mojcik, M.D., Ph.D.	07/27/99	15,000	—		$9.50	07/27/09	—		—
	07/31/00	20,000	—		$64.50	07/31/10	—		—
	06/14/01	26,000	—		$21.00	06/14/11	—		—
	03/04/03	1,250	625	(5)	$10.74	03/04/13	—		—
	09/23/03	8,125	1,875	(5)	$17.67	09/23/13	—		—
	02/24/04	10,312	4,688	(5)	$23.29	02/24/14	—		—
	09/08/04	6,750	5,250	(5)	$16.10	09/08/14	—		—
	03/09/05	2,625	3,375	(5)	$20.38	03/09/15	3,000	(3)	$121,170
	09/21/05	1,875	4,125	(5)	$27.58	09/21/15	—		—
	01/09/06	3,000	9,000	(5)	$20.72	01/09/16	5,000	(3)	$201,950
	04/07/06	—	—		—	—	3,721	(4)	$150,291
	06/07/06	1,250	8,750	(5)	$32.70	06/07/16	—		$—

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Granted (#) Exercisable	Number of Securities Underlying Unexercised Options Granted (#) Unexercisable		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Vikas Sinha, M.B.A., C.A.	9/21/2005	26,562	58,438	(5)	$27.58	9/21/2015	20,000	(3)	$807,800
	01/09/06	2,500	7,500	(5)	$20.72	01/09/16	4,000	(3)	$161,560
	04/07/06	—	—		—	—	3,706	(4)	$149,685
	06/07/06	1,500	10,500	(5)	$32.70	06/07/16	—		—

(1)	The market value of the stock awards is determined by multiplying the number of shares times $40.39, which represents the closing price of the Company’s common stock per share quoted on The Nasdaq Stock Market, LLC on December 29, 2006, the last trading day of the fiscal year ended December 31, 2006.
(2)	These options vest in 12 quarterly installments over three years commencing the date of grant. The options expire ten years from date of grant.
(3)	Restricted stock granted to the named executive officers vests over a four-year period, with 50% vesting on the second anniversary of the date of grant and 12.5% vesting every six months for two years thereafter.

(4)	Restricted stock granted to the named executive officers fully vests two years after approval date of our Biologics License Application, or BLA for our lead product candidate Soliris™ (eculizumab).
(5)	These options vest in 16 quarterly installments over four years commencing the date of grant. The options expire ten years from date of grant.

OPTION EXERCISES AND STOCK VESTED

The following table shows exercises of stock options and restricted stock for the year ended December 31, 2006, for each of the executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Leonard Bell, M.D.	163,907	$4,379,684	—	$—
David W. Keiser	25,005	$557,625	—	$—
Stephen P. Squinto, Ph.D.	13,000	$380,791	—	$—
Christopher F. Mojcik, M.D., Ph.D.	8,125	$198,576	—	$—
Vikas Sinha, M.B.A., C.A.	—	$—	—	$—

(1)	Amounts reflect the difference between the exercise price of the option and the market price at the time of the exercise.
(2)	There was no vesting of restricted stock held by the executive officers named in the Summary compensation Table during the year ended December 31, 2006.

Pension Benefits

We do not have any qualified or non-qualified defined benefits plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Historic Grant Rates

In fiscal 2004, the Company granted 1,015,800 stock options and no restricted stock awards and had 27,898,489 shares of common stock outstanding at fiscal year end. In fiscal 2005, the Company granted 1,135,600 stock options and 139,800 shares of restricted stock awards and had 30,929,818 shares of common stock outstanding at fiscal year end. In fiscal 2006, the Company granted 1,462,450 stock options and 227,559 shares of restricted stock awards, which includes 90,059 shares of performance-based restricted stock awards that have not been awarded because the performance conditions have not yet been met, and had 35,511,000 shares of common stock outstanding at fiscal year end.

Equity Compensation Plan Information

The following table provides information about shares of our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of February 28, 2007:

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options(2)	Weighted- average exercise price of outstanding options	Weighted- average term to expiration of options outstanding	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	5,666,028	$28.06	6.5 years	327,534
Equity compensation plans not approved by stockholders	—	—	—	—

(1)	Reflects number of shares of common stock to be issued upon exercise of outstanding options under all of our equity compensation plans, including our 2004 Incentive Plan. No shares of common stock are available for future issuance under any of our equity compensation plans, except the 2004 Incentive Plan.
(2)	Does not include 35,211 shares of common stock to be issued upon exercise of options granted under Prolifaron Inc. 1999 Long Term Incentive and Stock Option Plan with a weighted vested average exercise price of $45.45 per share. The stock options granted under this plan were converted into options to acquire shares of our common stock in connection with our acquisition of Prolifaron in September 2000. No subsequent grants of options will be made under this plan. In addition, this does not include 535,764 restricted shares outstanding that were issued under the 2004 Incentive Plan.
(3)	The outstanding options and restricted shares are not transferable for consideration and do not have dividend equivalent rights attached.

The following table provides information about shares of our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of December 31, 2006:

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options(2)	Weighted- average exercise price of outstanding options	Weighted- average term to expiration of options outstanding	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	5,337,252	$26.69	6.2 years	1,054,177
Equity compensation plans not approved by stockholders	—	—	—	—

(1)	Reflects number of shares of common stock to be issued upon exercise of outstanding options under all of our equity compensation plans, including our 2004 Incentive Plan. No shares of common stock are available for future issuance under any of our equity compensation plans, except the 2004 Incentive Plan.
(2)	Does not include 35,211 shares of common stock to be issued upon exercise of options granted under Prolifaron Inc. 1999 Long Term Incentive and Stock Option Plan with a weighted vested average exercise price of $45.45 per share. The stock options granted under this plan were converted into options to acquire shares of our common stock in connection with our acquisition of Prolifaron in September 2000. No subsequent grants of options will be made under this plan. In addition, this does not include 324,289 restricted shares outstanding that were issued under the 2004 Incentive Plan.
(3)	The outstanding options and restricted shares are not transferable for consideration and do not have dividend equivalent rights attached.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. See “—Employment Agreements” below for a description of the severance and change in control arrangements for Dr. Bell, Mr. Keiser, Mr. Sinha, Dr. Mojcik, and Dr. Squinto. All five executive officers will only be eligible to receive severance payments if each officer signs a general release of claims. The following tables summarize the potential payments to each named executive officer assuming that one of the following events occurs. The tables assume that the event occurred on December 31, 2006. For purposes of the following tables, involuntary termination means either constructive termination, or good reason termination, or non-renewal, as those terms are defined below.

	Cash Severance Payments	Acceleration of time-vesting Equity Awards	Acceleration of all other Equity Awards	Health and Welfare	Excise Tax Gross Up(1)	Total Termination Benefits
Leonard Bell, M.D.
• Death	$130,088	$1,896,329	$—	$—	$—	$2,026,417
• Disability	—	$1,896,329	—	—	—	1,896,329
• Change in Control	—	$1,896,329	—	—	—	1,896,329
• Involuntary termination	1,656,493	$1,896,329	—	28,155	—	3,580,977
• Involuntary termination after a change in control	2,484,740	$1,896,329	—	28,155	1,650,229	6,059,452

	Cash Severance Payments	Acceleration of time-vesting Equity Awards	Acceleration of all other Equity Awards	Health and Welfare	Excise Tax Gross Up(1)	Total Termination Benefits
David W. Keiser
• Death	$93,699	$966,208	$—	$—	$—	$1,059,906
• Disability	—	$966,208	—	—	—	966,208
• Change in Control	—	$966,208	—	—	—	966,208
• Involuntary termination	510,771	$966,208	—	14,077	—	1,491,056
• Involuntary termination after a change in control	1,021,542	$966,208	—	14,077	660,843	2,662,670

	Cash Severance Payments	Acceleration of time-vesting Equity Awards	Acceleration of all other Equity Awards	Health and Welfare	Excise Tax Gross Up(1)	Total Termination Benefits
Stephen P. Squinto, Ph.D.
• Death	$75,221	$966,208	$—	$—	$—	$1,041,429
• Disability	—	$966,208	—	—	—	966,208
• Change in Control	—	$966,208	—	—	—	966,208
• Involuntary termination	403,120	$966,208	—	14,077	—	1,383,404
• Involuntary termination after a change in control	806,239	$966,208	—	14,077	—	1,786,524

	Cash Severance Payments	Acceleration of time-vesting Equity Awards	Acceleration of all other Equity Awards	Health and Welfare	Excise Tax Gross Up(1)	Total Termination Benefits
Christopher F. Mojcik, M.D., Ph.D.
• Death	$72,786	$956,631	$—	$—	$—	$1,029,417
• Disability	—	$956,631	—	—	—	956,631
• Change in Control	—	$956,631	—	—	—	956,631
• Involuntary termination	292,881	$956,631	—	10,558	—	1,260,070
• Involuntary termination after a change in control	585,762	$956,631	—	10,558	494,920	2,047,871

	Cash Severance Payments	Acceleration of time-vesting Equity Awards	Acceleration of all other Equity Awards	Health and Welfare	Excise Tax Gross Up(1)	Total Termination Benefits
Vikas Sinha, M.B.A., C.A.
• Death	$76,438	$1,946,221	$—	$—	$—	$2,022,659
• Disability	—	$1,946,221	—	—	—	1,946,221
• Change in Control	—	$1,946,221	—	—	—	1,946,221
• Involuntary termination	298,834	$1,946,221	—	10,558	—	2,255,612
• Involuntary termination after a change in control	597,668	$1,946,221	—	10,558	—	2,554,446

(1)	Calculations are based on the following assumptions: (i) the change in control date of December 29, 2006 and the price of $40.39 which is the closing price on 12/29/2006; (ii) cashing out of all outstanding equity awards; (iii) termination of executive on the change in control date; (iv) maximum federal and Connecticut income tax rates and Medicare tax rate, and (v) no amounts discounted as attributable to reasonable compensation and no value attributed to the executive executing a non-competition agreement

Under the employment agreements with Dr. Bell, Mr. Keiser, Mr. Sinha, Dr. Mojcik, and Dr. Squinto, cause means (1) such executive’s indictment for, or conviction of, a felony or other crime involving moral turpitude, or any crime or serious offense involving money or other property which constitutes a felony in the jurisdiction involved, (2) such executive’s willful and continual neglect or failure to discharge duties (including fiduciary duties), responsibilities and obligations with respect to the company; provided such neglect or failure remains uncured for a period of 30 days after written notice to the employee; provided that isolated and insubstantial neglect or failures shall not constitute cause; (3) the executive’s violation of any of the non-competition provisions of the executive’s employment agreement or the executive’s breach of any confidentiality provisions contained in the executive’s non-competition and confidentiality agreement, or (4) any act of fraud or embezzlement by the executive involving the company or any of its affiliates. With respect to Dr. Bell and Mr. Keiser, all determinations of cause shall be made by the board of directors, and shall require at least a two-thirds vote of the entire board of directors, excluding the participation of Dr. Bell or Mr. Keiser, as appropriate.

Under the employment agreements with Dr. Bell, Mr. Keiser, Mr. Sinha, Dr. Mojcik, and Dr. Squinto, constructive termination is defined as a termination by executive in the event of: (1) a material breach of the terms of their respective agreements by the Company and such breach continues uncured for 30 days after written notice or 10 days if such breach is for the payment of money; (2) loss of any material duties or authority of the executive, and such loss continues for 30 days after written notice; (3) a relocation of the executive’s place of employment to a location beyond a 25-mile radius of such location; (4) the company makes a general assignment for benefit of creditors; or any proceeding shall be instituted by the company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, or reorganization; an involuntary petition is filed or an action or proceeding otherwise commenced against the Company seeking reorganization, arrangement or readjustment of the Company’s debts and remains undismissed or unstayed for a period of 30 days; a receiver, assignee, liquidator, trustee or similar officer for the Company or for all or any part of its property shall be appointed involuntarily; or (5) a material breach by the company of any other material agreement with the executive and such breach continues uncured for 30 days after written notice or ten days if such breach is for the payment of money. In addition, for purposes of Dr. Bell’s employment agreement constructive termination shall also exist if a breach is uncured for 30 days following a written notice of (1) the executive is not continuously nominated to the board of directors and Chief Executive Officer of the Company during the term of the employment agreement; (2) the Chief Executive Officer is not the highest ranking officer of the company with the power to appoint and remove all other employees of the company; or (3) any senior executive officer is retained by the company, or an offer is made to pay compensation to any senior executive of the company, that in either case is unacceptable to Dr. Bell, in his reasonable judgment.

Under the employment agreements with Dr. Bell, Mr. Keiser, Mr. Sinha, Dr. Mojcik, and Dr. Squinto, non-renewal means the company’s decision, at the end of the term of a particular executive’s employment agreements, not to continue to employ the executive at least on terms substantially similar to those described in the executive’s employment agreement.

Under the employment agreements with Dr. Bell, Mr. Keiser, Mr. Sinha, Dr. Mojcik, and Dr. Squinto, good reason is defined as a termination by the executive upon a 90 days’ written notice of the employment agreement, unless cured within 30 days, upon occurrence of the following events: (1) any material adverse change in the executive’s authority, duties, titles or offices (including reporting responsibility), or any significant increase in the executive’s business travel obligations, from those existing immediately prior to the change in control or other material breach by the company; (2) a relocation of the executive’s place of employment to a location beyond a 25-mile radius of such place of employment; (3) a material diminution of the executive’s compensation and benefits; (4) any failure by the company to continue in effect any compensation plan in which the executive participated immediately prior to change in control and which is material to the executive’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or any failure by the company to continue the executive’s participation therein (or in such substitute or alternative plan) on a basis no less favorable to the executive, both in terms of the amount of benefits provided and the level of the executive’s participation relative to other participants, as existed immediately prior to such change in control; (5) any failure by the company to continue to provide the executive with benefits substantially similar, taken as a whole, to those enjoyed by the executive under any of the company’s retirement, life insurance, medical, health and accident, or disability plans, programs or arrangements in which the executive was participating immediately prior to such change in control, the taking of any action by the company which would directly or indirectly materially reduce any of such benefits or deprive the executive of any perquisite enjoyed by the executive at the time of such change in control, or the failure by the company to maintain a vacation policy with respect to the executive that is at least as favorable as the vacation policy (whether formal or informal) in place with respect to the executive immediately prior to change in control; or (6) the failure of the company to obtain the assumption in writing of its obligation to perform under the employment agreement by any successor to all or substantially all of the assets of the company upon a merger, consolidation, sale or similar transaction.

Under the employment agreements with Dr. Bell, Mr. Keiser, Mr. Sinha, Dr. Mojcik, and Dr. Squinto, change in control is defined as the occurrence of any of the following events: (1) Any third party becomes the beneficial owner, directly or indirectly, of more than 40% of the company’s securities representing combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company; (2) incumbent directors as of the beginning of any twenty-four month period cease for any reason to constitute at least a majority of the directors. Notwithstanding the foregoing, any individual becoming a director subsequent to the beginning of such period, whose election or nomination for election by the company’s stockholders was approved by a vote of at least two-thirds of the directors then comprising the incumbent directors, shall be considered an incumbent director; or (3) consummation by the company of a recapitalization, reorganization, merger, consolidation or other similar transaction with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities immediately prior to such transaction do not, following consummation of all transactions intended to constitute part of such transaction, beneficially own, directly or indirectly, 50% or more of the voting securities of the surviving entity, in substantially the same proportion as their ownership of such voting securities immediately prior to such transaction; or (4) consummation of a complete liquidation or dissolution of the company, or the sale or other disposition of all or substantially all of the assets of the company, other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 50% of the combined voting securities is then owned beneficially, directly or indirectly, by the same shareholders in substantially the same proportion as their ownership of the voting securities immediately prior to such sale or disposition.

Employment Agreements

Each of Dr. Leonard Bell, Chief Executive Officer, David W. Keiser, President and Chief Operating Officer, Dr. Stephen P. Squinto, Executive Vice President and Head of Research, Dr. Christopher Mojcik, Senior Vice President, Clinical Development and Mr. Vikas Sinha, Senior Vice President and Chief Financial Officer have three-year employment agreements, as amended, dated as of February 14, 2006, with provisions for automatic one year extensions. Under each of their respective employment agreements, each of the named executive officers is to continue to be employed in his current position with the Company. Dr. Bell’s and Mr. Keiser’s employment agreements provide for the Company’s obligation to use its best efforts to cause each of them to be elected to the Board of Directors for the term of their respective employment agreements. Under the terms of their respective employment agreements, each of the executives will be paid the following base salary for the next year, subject to annual increase in the discretion of the Board of Directors or the compensation committee of the Board of Directors: Dr. Bell ($490,000), Mr. Keiser ($334,000), Dr. Squinto ($291,000), Dr. Mojcik ($281,000) and Mr. Sinha ($280,000).

Under the terms of the employment agreements, in the event that the executive’s employment with the Company terminates at any time other than within three years after a change in control of the Company if the executive is Dr. Bell, two years if the executive is Mr. Keiser or Dr. Squinto and 1.5 years if the executive is Mr. Sinha or Dr. Mojcik, (1) for reasons other than cause, death, or physical or mental disability, or (2) following a constructive termination (other than due to loss of any material duties or authority of the executive if the executive is not Dr. Bell, Mr. Keiser or Dr. Squinto), or (3) in the event of a “non-renewal” (with “change in control,” “cause,” “constructive termination” and “non-renewal” defined in the executives’ respective employment agreements, and summarized above under the section entitled “Potential Payments Upon Termination or Change of Control), the Company will be obligated to pay such terminated executive, as a cash lump sum, two times if the executive is Dr. Bell, one time if the executive is Mr. Keiser or Dr. Squinto and 0.75 times if the executive is Mr. Sinha or Dr. Mojcik, the Severance Payment. The Severance Payment is a payment equal to the sum of (a) the executive’s then current base salary and (b) the greater of (i) the average bonus received by such executive for the two years preceding the year in which termination occurs and (ii) the amount equal to the bonus target for the year in which the termination of employment occurs as determined by the Company’s Board of Directors or its Compensation Committee. The payments will be made in equal portions in accordance with the Company’s normal payroll practices, over a two year period if the executive is Dr. Bell, one year period if the executive is David Keiser or Dr. Squinto and a 9 month period if the executive is Dr. Mojcik or Mr. Sinha.

In the event that the executive’s employment with the Company terminates within three years after a change in control of the Company if the executive is Dr. Bell, two years if the executive is Mr. Keiser or Dr. Squinto and 1.5 years if the executive is Mr. Sinha or Dr. Mojcik, (i) by the Company for reasons other than cause, death or physical or mental disability, or (ii) by the executive for good reason (with “good reason” defined in the employment agreements, and summarized in the section entitled “Potential Payments Upon Termination or Change of Control), or (iii) in the event of non-renewal, the Company will be obligated to pay such terminated executive a cash lump sum equal to three times the Severance Payment if the executive is Dr. Bell, two times the Severance Payment if the executive is Mr. Keiser or Dr. Squinto and 1.5 times the Severance Payment if the executive is Mr. Sinha or Dr. Mojcik.

If Dr. Bell’s, Mr. Keiser’s or Dr. Squinto’s employment terminates for any of the reasons described above, death or physical or mental disability, or if a change in control occurs, (1) all of such executive’s time-vesting equity awards will vest and become immediately exercisable and remain exercisable through their original terms and (2) all other equity awards will vest as determined in good faith by the Board of Directors based on the percentage of goals and objectives achieved by such executive and the Company. If Mr. Sinha’s or Dr. Mojcik’s employment terminates for any of the reasons described above, death or physical or mental disability, or if a change in control occurs, (1) all of such executive’s time-vesting equity awards granted to the executive will remain exercisable for such periods as provided under the terms of the Company’s applicable stock option or incentive plan and any individual award agreements under which such stock options or equity awards were granted to such executive and (2) all other equity awards will vest as determined in good faith by the Board of Directors based on the percentage of goals and objectives achieved by such executive and the Company.

Each of the executives’ employment agreements also provides that if such executive becomes subject to the excise tax described in Section 4999 of the Internal Revenue Code of 1986, the Company shall make a special payment to such executive such that the after-tax value of payments received by him will be the same as if he were not subject to such excise tax.

All of the Company’s employment agreements require the Company’s employees and executives to acknowledge the Company’s possession of information created, discovered or developed by the employees and executives which are applicable to the business of the Company and any client, customer or strategic partner of the Company. Each employee and executive also agrees to assign all rights he or she may have or acquire in proprietary information, to keep such proprietary information confidential and not to compete with the Company for a limited period of time.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation earned by our directors and/or paid to certain of our directors pursuant to certain agreements we have with them in 2006, other than Dr. Bell and Mr. Keiser:

Name	Fees Earned or Paid in Cash($)		Stock Awards ($)(1)		Option Awards ($)(1)		Other Compensation ($)	Total ($)
Max Link, Ph.D.	$89,750	(2)	$40,421	(3)	$248,206	(4)	$—	$378,377
Joseph A. Madri, Ph.D., M.D.	39,000	(2)	40,421	(3)	217,127	(4)	—	296,548
Larry L. Mathis	49,250	(2)	40,421	(3)	260,113	(4)	—	349,784
R. Douglas Norby	54,250	(2)	40,421	(3)	217,127	(4)	—	311,798
Alvin S. Parven	52,000	(2)	40,421	(3)	217,127	(4)	—	309,548
Ruedi E. Waeger, Ph.D.	45,500	(2)	40,421	(3)	252,734	(4)	—	338,655

(1)	See Note 1 to our audited consolidated financial statements for the year ended December 31, 2006 and Note 11 for details as to the assumptions used to determine the fair value of the restricted stock awards and option awards and all forfeitures during the year ended December 31, 2006. See also our discussions of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”
(2)	Represents fees paid for committee service during the fiscal year ended December 31, 2006.

(3)	Representing the compensation expense incurred by us in fiscal year 2006 in connection with all restricted stock grants to Directors, calculated in accordance with SFAS 123R. The following directors held the following number of outstanding restricted stock shares as of December 31, 2006: Link, 2,000; Madri, 2,000; Mathis, 2,000; Norby, 2,000; Parven, 2,000; Waeger, 2,000.
(4)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with all option grants to each Director, calculated in accordance with SFAS 123R. The following directors held the following number of outstanding stock options as of December 31, 2006: Link, 54,666; Madri, 72,500; Mathis, 34,500; Norby, 76,000; Parven, 68,500; and Waeger, 27,000. In addition, each director held 2,000 shares of restricted stock as of December 31, 2006.

Director Compensation Policy

Under the Company’s current compensation structure, all non-employee, non-Chairman members of the Board are entitled, with 75% attendance at Board meetings since the prior annual meeting of stockholders, to receive an annual fee of $25,000. The Chairman of the Board is entitled, with 75% attendance at Board meetings since the prior annual meeting of stockholders, to receive an annual fee of $40,000. In addition to receiving the annual director fees, all outside directors will receive remuneration for each meeting attended. Each outside director is entitled to receive $1,500 for each Board Meeting and $750 for each Board committee meeting attended, if a committee meeting is more than 30 minutes. Each of Drs. Madri, Link and Waeger, and Messrs. Mathis, Norby and Parven attended at least 75% of the meetings of the Company’s Board during the year ended December 31, 2006. The Audit Committee Chairperson will be entitled to an additional $10,000 annually. The Compensation Committee Chairperson will be entitled to an additional $10,000 annually. The Nominating and Corporate Governance Committee Chairperson will be entitled to an additional $5,000 annually. The Compliance and Quality Committee Chairperson will be entitled to an additional $5,000 annually.

Policies and Procedures with Respect to Related Party Transactions

The board of directors reviews and approves transactions between the Company on the one hand and a related party, such as our directors, officers, holders of more than five percent of our voting securities and their affiliates, the immediate family members of any of the foregoing persons and any other persons whom the board determined may be considered a related party, on the other hand. Prior to board consideration of a transaction with a related party, the material facts as to the related party’s relationship or interest in the transaction are disclosed to the board, and the transaction is not considered approved by the board unless a majority of the directors who are not interested in the transaction approve the transaction. There have been no related party transactions during fiscal year 2006.

Audit Committee Report

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal control, the audit process and the process for monitoring compliance with laws and regulations. Our Board of Directors has determined that all of the Audit Committee members satisfy the definition of an independent director as established under the NASDAQ Stock Market Listing Standards and the SEC rules and regulations.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006 with management and the Board of Directors and discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm during the year ended December 31, 2006, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence. Based on the above mentioned review and discussion with management and the independent auditors, the Audit Committee recommended to the Board of Director’s that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee

Max Link, Ph.D.

Larry L. Mathis

R. Douglas Norby

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

Fees

The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during the year ended December 31, 2006, the five-month transition period ended December 31, 2005, and the fiscal year ended July 31, 2005:

Fees	Year Ended December 31, 2006	Five Month Transition period Ended December 31, 2005	Year Ended July 31, 2005
Audit fees(1)	$479,588	$374,409	$548,075
Audit related fees(2)	55,000	—	200
Tax fees(3)	7,500	14,000	79,600
All other fees(4)	—	—	—

(1)

Audit fees include fees billed and expected to be billed for the year ended December 31, 2006 by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements, the review of the Company’s financial statements included in its Forms 10-Q, services related to SEC registration statements and filings, due diligence and accounting consultations necessary for the rendering of an opinion on the Company’s financial statements. Fees for services related to SEC registration statements and filings included in audit fees were $115,000 for the year ended December 31, 2006, $0 for the five-month transition period ended December 31, 2005 and $136,000 for the year ended July 31, 2005.

(2)	Audit related services include employee benefit plan audits, internal control reviews and consultations concerning financial accounting and reporting standards.
(3)	Tax services include federal and state tax return preparation and planning and other tax consultation.
(4)	The Company did not make use of PricewaterhouseCoopers LLP for such services during the year ended December 31, 2006, five-month transition period ended December 31, 2005 or the year ended July 31, 2005.

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy that it must pre-approve all audit and permissible non-audit services to be performed by the Company’s independent auditors, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent auditors present a listing of all services they expect to perform for the Company in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independent review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee’s judgment, will not impair the auditors’ independence. With respect to any additional services proposed to be performed by the independent auditors during the year, management will evaluate the impact on the independent auditor’s independence and obtain Audit Committee approval for such service.

Consistent with its pre-approval policy, the audit Committee pre-approved all audit and permitted non-audit services performed by PricewaterhouseCoopers LLP during the year ended December 31, 2006. The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining PricewaterhouseCoopers’ independence and has determined in their judgment that the provision of such services is compatible with maintaining PricewaterhouseCoopers’ independence.

PROPOSAL NO. 2—AMENDMENT OF AMENDED AND RESTATED 2004 INCENTIVE PLAN

Our Board of Directors believes that the continued growth and success of Alexion depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under the amended and restated 2004 Incentive Plan, or the 2004 Incentive Plan, Alexion is authorized to issue up to 3,868,519 shares of common stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2004 Incentive Plan. As of February 28, 2007, there were 3,005,221 shares subject to outstanding options under the 2004 Incentive Plan at a weighted average exercise price of $29.99 per share with a weighted average term of 8.6 years, 535,764 shares outstanding as restricted stock and 327,534 shares available for future grant. As of February 28, 2007, there were 5,666,028 shares subject to outstanding options under all of our equity compensation plans, including under the 2004 Incentive Plan, at a weighted average exercise price of $28.06 per share with a weighted average term of 6.5 years, 535,764 shares outstanding as restricted stock and 327,534 shares available for future grant. Because the 2004 Incentive Plan is the only plan currently in effect, the total number of shares available for future grant under all equity compensation plans is the same as the number available under the 2004 Incentive Plan. Further information regarding the number of shares of our common stock that may be issued upon exercise of outstanding options granted under all of our equity compensation plans is also presented in the tables under “Equity Compensation Plan Information” elsewhere in this proxy statement. On March 15, 2007, the last reported sale price of Alexion common stock on the NASDAQ Stock Market LLC was $37.37 per share.

Accordingly, on March 14, 2007, based on the recommendation of the Compensation Committee, the Board of Directors adopted the amended and restated 2004 Incentive Plan to amend and restate in its entirety our 2004 Incentive Plan, among other things:

•

To increase by 1,200,000 shares the number of shares of common stock available for issuance under the amended and restated 2004 Incentive Plan (subject to adjustment in the event of stock splits and other similar events), and

•

To provide for an aggregate limit of 400,000 shares of Common Stock issuable pursuant to full-value awards under the amended and restated 2004 Incentive Plan (subject to adjustment in the event of stock splits)

The increase in the number of shares of common stock available for issuance and the aggregate limit on the number of shares of common stock issuable pursuant to full-value awards granted under, the amended and restated 2004 Incentive Plan will become effective if, and only if, approved by the stockholders at the annual meeting. The full text of the amended and restated 2004 Incentive Plan incorporating, among other things, each of these changes, is attached as Appendix A.

Description of the amended and restated 2004 Incentive Plan

The following is a brief description of the material features of the amended and restated 2004 Incentive Plan. This description is qualified in its entirety by reference to the full text of the amended and restated 2004 Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

Eligibility. Alexion’s employees, officers, directors, consultants, advisors and other independent contractors are eligible to be granted awards under the amended and restated 2004 Incentive Plan. Effective as of March 15, 2007, approximately 290 persons were eligible to receive awards under the amended and restated 2004 Incentive Plan, including our executive officers and non-employee directors. Because future awards under the amended and restated 2004 Incentive Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual incentive awards and stock-based awards is presented in the “Summary Compensation Table” elsewhere in this proxy statement and in the Company’s financial statements in the Company’s annual report on form 10-K which accompanies this proxy statement.

Shares Limits. Based on the number of outstanding awards on February 28, 2007, if the stockholders approve the proposed increase in the number of shares of common stock available for new grants under the amended and restated 2004 Incentive Plan, the total number of shares reserved for delivery in connection with future awards granted under the amended and restated 2004 Incentive Plan will be approximately 4.3% of the Company’s common stock outstanding on such date or 1,527,534 shares, which includes: the 1,200,000 new shares subject to stockholder approval and the number of shares remaining under our 2004 Incentive Plan immediately prior to the approval by stockholders of the amended and restated 2004 Incentive Plan. Of these reserved shares, 400,000 may be delivered in connection with “full-value awards.” “Full-value awards” are equity awards other than options, SARs or other awards for which a participant pays the intrinsic value directly or by foregoing a right to receive a cash payment from us. In addition, no more than 1,500,000 shares of the Company’s common stock may be issued pursuant to ISOs. The number of shares reserved under the amended and restated 2004 Incentive Plan and the other sub-limitations specified above are subject to adjustment in the event of stock splits, stock dividend, and other similar events.

Shares of common stock subject to an award that is canceled, expired, forfeited, settled in cash or otherwise terminated without the delivery of such shares, and shares of common stock delivered under an award granted under the amended and restated 2004 Incentive Plan but subsequently forfeited such that those shares are returned to the Company, will not be counted against the number of shares reserved for issuance under the amended and restated Plan. Shares of common stock tendered as full or partial payment to the Company upon exercise of stock options granted under the amended and restated 2004 Incentive Plan; shares of common stock reserved for issuance upon the grant of stock appreciation rights under the amended and restated 2004 Incentive Plan, to the extent that the number of reserved shares of common stock exceeds the number of shares of common stock actually issued upon exercise of the stock appreciation rights; and shares of common stock withheld by, or otherwise remitted to, the Company to satisfy tax withholding obligations upon the lapse of restrictions on restricted stock or the exercise of options or stock appreciation rights granted under the amended and restated 2004 Incentive Plan or upon any other payment or issuance of shares of common stock under the amended and restated 2004 Incentive Plan, will be counted as delivered and will not again become available for delivery under the amended and restated 2004 Incentive Plan.

In order to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, the amended and restated 2004 Incentive Plan imposes a per-participant annual limitation on stock-based awards of each type authorized under the amended and restated 2004 Incentive Plan equal to 300,000, plus the amount of the participant’s unused annual share limit as of the close of the previous year, subject to adjustment for splits and other similar events. With respect to the awards denominated in cash that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the 2004 amended and restated 2004 Incentive Plan imposes an annual per-participant limit on performance-based cash awards equal to $2.5 million plus the amount of the participant’s unused annual cash limit as of the close of the previous year. The per-participant annual share limits for each type of stock-based award are independent of one anther, and each such limit is independent of the annual cash limit on performance-based cash awards. These per-participant limits are subject to adjustment in the event of stock splits, stock dividend, and other similar events.

Administration. The amended and restated 2004 Incentive Plan is administered by the Compensation Committee of the Board of Directors, which is referred to as the Committee, except that the Board of Directors performs the functions of the Compensation Committee with respect to grants to non-employee directors. The members of the Committee must be non-employee directors. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Alexion or any of its subsidiaries or affiliates, or committees thereof, the authority to perform such functions as the Committee may determine to the extent that such delegation will not cause awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify. Subject to the terms and conditions of the amended and restated 2004 Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, the dates on which awards may be exercised and on which the risk of forfeiture or deferral period relating to awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any award, whether, to what extent, and under what circumstances an award may be settled, or the exercise price thereof may be paid, in cash, shares of the Company’s common stock, other awards, or other property, and other terms and conditions of, and all other matters relating to, awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the amended and restated 2004 Incentive Plan, and make all other determinations which may be necessary or advisable for the administration and interpretation of the amended and restated 2004 Incentive Plan. The amended and restated 2004 Incentive Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, to the extent permitted by law, in connection with any action, determination, or interpretation taken or made in good faith with respect to the amended and restated 2004 Incentive Plan.

Description of Awards. The Committee is authorized to grant the following types of awards under the amended and restated 2004 Incentive Plan: stock options, including both ISOs and non-qualified stock options, restricted stock awards, stock appreciation rights (“SARs”), and other stock-based awards.

Stock Options and SARs. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to any other terms and conditions specified in connection with the option grant. SARs may also be granted, entitling participants to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of a SAR are determined by the Committee, but may not be less than the fair market value of the shares on the date of grant. The exercise price for incentive stock options granted to any participant holding more than 10% of the voting power of all shares of Alexion capital stock may not be less than 110% of the fair market value of Alexion’s common stock on the date of grant. No Option or SAR, once granted, may be repriced, nor may the Committee provide for the cancellation of outstanding stock options or SARs and the grant in substitution therefore of new awards having a lower exercise price that constitutes a repricing, unless such repricing or deemed repricing is approved by the stockholders of the Company. The maximum term of each

Option and SAR (including a SAR granted in tandem with an option) will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee.

Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee establishes the length of the restricted period for awards of restricted stock, subject to the limits on vesting of full value awards described below. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Committee establishes any vesting requirements for deferred stock/restricted stock units granted for continuing services, subject to the limits on vesting of full value awards described below. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents are paid or accrue if authorized by the Committee.

Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The amended and restated 2004 Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the Company’s common stock. The Committee determines the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards are outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify and subject to the limits on vesting of full value awards described below.

Special Limitation on Vesting of Full Value Awards. If the granting or vesting of a full-value award is subject to performance conditions, the minimum vesting period of such award shall be no less than one year and neither the granting nor vesting of a full-value award is subject to performance conditions, such award shall have a minimum vesting period of no less than three years; provided, however, that such awards may vest on an accelerated basis in the event of a participant’s death, disability, retirement, or in the event of a change in control or other special circumstances. For these purposes, vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period. The foregoing notwithstanding, up to 10% of the shares of common stock authorized under the amended and restated 2004 Incentive Plan may be granted as full-value awards without the foregoing minimum vesting requirements.

Change in Control. Unless the Committee provides otherwise in a grant agreement issued under the amended and restated 2004 Incentive Plan, or in any other plan or agreement relating directly or indirectly to an award, a change in control, as defined, will have no impact on outstanding awards.

Amendment and Termination. The Board of Directors may amend, suspend, or terminate the amended and restated 2004 Incentive Plan or the Committee’s authority to grant awards there under without stockholder approval, except as otherwise required by law or regulation or under NASDAQ rules. However, the rights of a participant may not be materially and adversely affected without such participant’s consent with respect to such participant’s outstanding awards. Unless earlier terminated, the amended and restated 2004 Incentive Plan will terminate at such time that no shares reserved under the amended and restated 2004 Incentive Plan remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the amended and restated 2004 Incentive Plan

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the amended and restated 2004 Incentive Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the amended and restated 2004 Incentive Plan, nor does it cover state, local or non-U.S. taxes. Recipients of awards under the 2004 Incentive Plan, as amended from time to time, are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to their awards.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to Alexion) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Alexion is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Alexion is not entitled to a deduction.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to Alexion; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Alexion is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The Committee may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises an NSO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to Alexion will correspond to the income recognized by the optionee. The application of Section 83 to ISOs exercisable for restricted stock is less clear.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of Alexion may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the amended and restated 2004 Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to Alexion.

The foregoing provides only a general description of the application of federal income tax laws to options awarded under the amended and restated 2004 Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the amended and restated 2004 Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 2” TO BE IN THE BEST

INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A

VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007. The Board of Directors has directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting. If a quorum is present, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm will require approval by a majority of the votes cast in person or by proxy at the Annual Meeting. Stockholder ratification of the appointment is not required by law or otherwise. The Board of directors is submitting this matter to stockholders for ratification because it believes it to be a good corporate practice.

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, audited the Company’s consolidated financial statements for the year ended December 31, 2006, five-month transition period ended December 31, 2005, and the years ended July 31, 2005 and 2004. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm, but may still retain it. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and that of the Company’s stockholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 3” TO BE IN THE BEST

INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS

A VOTE “FOR” APPROVAL THEREOF.

STOCKHOLDER PROPOSALS

All stockholder proposals that are intended to be presented at the 2008 Annual Meeting of Stockholders of the Company must be received by the Company no later than November 27, 2007 for inclusion in the Board of Directors’ proxy statement and form of proxy relating to that meeting. Under Rule 14a-4 of Regulation 14A, the Company may exercise discretionary voting authority under proxies it solicits for 2008 Annual Meeting of Stockholders of the Company to vote on any matter not specified in the proxy unless the Company is notified about the matter no later than the close of business on February 10, 2008.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers “household” proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if you shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Corporate Secretary, Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: ALEXION PHARMACEUTICALS, INC.,

352 KNOTTER DRIVE, CHESHIRE, CONNECTICUT 06410

Appendix A

ALEXION PHARMACEUTICALS, INC.

Amended and Restated 2004 Incentive Plan

ALEXION PHARMACEUTICALS, INC.

Amended and Restated 2004 Incentive Plan

ALEXION PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2004 INCENTIVE PLAN

1.    Purpose. The purpose of this Amended and Restated 2004 Incentive Plan (the “Plan”) is to aid Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees and non-employee directors of, and consultants to, the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.    Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the meanings set forth in this Section:

(a) “Annual Incentive Award” means a Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of up to and including one fiscal year.

(b) “Annual Cash Limit” has the meaning specified in Section 5(b).

(c) “Annual Share Limit” has the meaning specified in Section 5(b).

(d) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Annual Incentive Award, or other Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(e) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary by separate written designation hereunder, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(f) “Board” means the Company’s Board of Directors.

(g) “Change in Control” has the meaning specified in Section 9.

(h) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) there under shall include any successor provisions and regulations.

(i) “Committee” means the Compensation Committee of the Board, the composition and governance of which is subject to the listing guidelines of the NASDAQ Stock Market, and the Company’s corporate governance documents. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Plan. Except to the extent otherwise provided herein, the full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(j) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(k) “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.

(l) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(m) “Effective Date” means the effective date specified in Section 10(o).

(n) “Eligible Person” has the meaning specified in Section 5(a).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) there under shall include any successor provisions and rules.

(p) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee, in accordance, where applicable, with the requirements of Section 422 and Section 409A of the Code. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share of Stock reported on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

(q) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(r) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(s) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(u) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity.

(v) “Prior 2004 Plan” means the Plan as in effect immediately prior to the Effective Date.

(w) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(x) “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(z) “Stock” means the Company’s Common Stock, and any other equity securities that may be substituted or resubstituted for Stock pursuant to Section 10(c) and consistent with, where applicable, the requirements of section 409A.

(aa) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3.    Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price thereof may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards, amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee deems necessary or advisable for the administration and interpretation of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations there under or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan starting on the Effective Date shall be the sum of: (i) 1,200,000 new shares, and (ii) the number of shares remaining under the Prior 2004 Plan immediately prior to the Effective Date, and shall also include the number of shares which become available in accordance with Section 4(b) after the Effective Date. Of these shares of Stock, starting on the Effective Date, 400,000 may be delivered in connection with “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Participant pays the intrinsic value directly or by forgoing a right to receive a cash payment from the Company. The limitation on full-value Awards under this Section 4(a) shall be subject to Section 4(b) and subject to adjustment as provided in Section 10(c). Subject to adjustment as provided in Section 10(c), in no event may more than 1,500,000 shares of Stock be issued under the Plan pursuant to Options that qualify as “incentive stock options” as defined in Section 422 of the Code. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures, consistent with the express provisions of this Section 4(b) and with the applicable requirements of the regulations under Section 422 of the Code, to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Notwithstanding the preceding sentence: (1) shares of Stock that are potentially deliverable under an Award under the Plan or an award under the Prior 2004 Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without the delivery of such shares (other than pursuant to clause (B) in the following sentence) will not be counted as delivered under the Plan or the Prior 2004 Plan, as the case may be, and will remain available for delivery pursuant to Section 4(a) above; and (2) shares of Stock delivered but subsequently forfeited such that those shares are returned to the Company will again be available for delivery pursuant to Section 4(a) above. Notwithstanding the foregoing, the following shares of Stock will be counted as delivered under the Plan or the Prior 2004 Plan, as the case may be, and will not again become available for delivery pursuant to Section 4(a) above: (A) shares of Stock tendered by a Participant as full or partial payment to the Company upon exercise of Options granted under the Plan; (B) shares of Stock reserved for issuance upon the grant of SARs under the Plan, to the extent that the number of reserved shares of Stock exceeds the number of shares of Stock actually issued upon exercise of the SARs; and (C) shares of Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares of Stock under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

5.    Eligibility and Certain Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, which term shall include any common-law employee as well as any non-employee executive officer or non-employee director of the Company, or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, or (ii) a consultant, advisor or other independent contractor of the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Notwithstanding the preceding, for purposes of determining eligibility for the grant of an Option or SAR by reason of service with an affiliate, the term

“affiliate” shall be limited to Persons that stand in a relationship to the Company that would result in the Company and such Person being treated as a single employer under Section 414(b) or Section 414(c) of the Code, as modified in accordance with the definition of the definition of “service recipient” applicable to stock rights under Section 409A of the Code and the guidance there under. Options intended to qualify as “incentive stock options” as defined in Section 422 of the Company may be granted only to an Eligible Person who is an employee (as determined under the statutory option rules of Section 421 et seq. of the Code) of the Company or of a “parent corporation” or “subsidiary corporation” (as those terms are defined in Section 424 of the Code) with respect to the Company.

(b) Per-Person Award Limitations. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Share Limit (such Annual Share Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a) and subject to adjustment as provided in Section 10(c), an Eligible Person’s “Annual Share Limit” shall equal, in any year during any part of which the Eligible Person is then eligible under the Plan, 300,000 shares plus the amount of the Eligible Person’s unused Annual Share Limit relating to the same type of Award as of the close of the previous year. In the case of any Awards denominated in cash that are intended to qualify as “performance-based compensation” under Code Section 162(m), an Eligible Person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the Eligible Person’s Annual Cash Limit, which for this purpose shall equal $2,500,000 plus the amount of the Eligible Person’s unused Annual Cash Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such fiscal year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) an Eligible Person’s Annual Share Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid. In applying the limitations of this Section 5(b), a Performance Award under Section 6(i) and Section 7 shall be treated as an Award under Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h), as the case may be, depending on the nature and terms of the Award.

6.    Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions, provided that no Option that is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code shall be granted after June 7, 2016.

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the

Committee shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefore of new Awards having a lower exercise price that constitutes a repricing or (b) the amendment of outstanding Options to reduce the exercise price thereof. The preceding sentence shall not be construed to apply to: (i) “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code or (ii) the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Prop. Treas. Reg. Section 1.409A-1(b)(5)(iii)(D)(3), Notice 2005-1, A-4(d) and any subsequent Section 409A guidance.

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option or of any SAR granted in tandem with any Option, exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) 409A. Except where the Committee determines otherwise, no Option shall have deferral features or shall be administered in a manner that would cause such Option to fail to qualify for exemption under Section 409A of the Code.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding SARs and the grant in substitution therefore of new Awards having a lower exercise price that constitutes a repricing or (b) the amendment of outstanding SARs to reduce the exercise price thereof. The preceding sentence shall not be construed to apply to the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Prop. Treas. Reg. Section 1.409A-1(b)(5)(iii)(D)(3), Notice 2005-1, A-4(d) and any subsequent Section 409A guidance.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(iii) 409A. Except where the Committee determines otherwise, no SAR shall have deferral features, or shall be administered in a manner that would cause such SAR to fail to qualify for exemption under Section 409A of the Code.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. The Committee may require that any certificates representing shares of Restricted Stock bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Committee may impose similar restrictions and conditions with respect to uncertificated shares of Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(v) 409A. Any award of Restricted Stock, including any deferral or restriction of dividends or other distributions there under, resulting in a deferral of compensation subject to Section 409A of the Code shall be construed, to the maximum extent possible, as determined by the Committee consistent with the requirements of Section 409A of the Code.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, consistent with the requirements of Section 409A of the Code.

(iv) 409A. Awards of Deferred Stock shall be established consistent with the requirements of Section 409A of the Code, and shall be construed accordingly.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. Any such Award shall be established and administered consistent either with an exemption from, or in compliance with, the requirements of Section 409A of the Code.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Any entitlements to Dividend Equivalents or similar entitlements shall be established and administered consistent either with an exemption from, or in compliance with, the requirements of Section 409A of the Code.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards as may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Any such Award shall be established and construed either to be exempt from the requirements of Section 409A of the Code, or to comply with such requirements.

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.    Performance Awards, including Annual Incentive Awards.

(a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant, exercise or settlement, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and an objectively determinable targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall otherwise meet the requirements of Code Section 162(m) and regulations there under (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards, either on an absolute basis or relative to an index: (1) revenues on a corporate or product by product basis; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price, dividends or total stockholder return; (9) development of new technologies, (10) raising of equity or debt, (11) successful hiring of key individuals; (12) resolution of significant litigation; and (13) strategic business criteria, consisting of one or more objectives based on the following goals: meeting specified market penetration or value added, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, customer satisfaction, employee satisfaction, information technology, corporate development (including, without limitation, licenses or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(ii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable there under, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5(b).

(ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.    Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the purchase price of any Award other than an Option or SAR, provided, that no such reduction shall be made, in the case of an Award subject to and intended to comply with the requirements of Section 409A of the Code, except to the extent consistent with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt under Rule 16b-3 (or satisfies another exemption under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions with respect to shares delivered under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award.

(e) Limitation on Vesting of Certain Awards. If the granting or vesting of full-value Awards (as defined in Section 4(a)) is subject to performance conditions, the minimum vesting period of such Awards shall be no less than one year. If neither the granting nor vesting of Full-value Awards is subject to performance conditions, such Awards shall have a minimum vesting period of no less than three years; provided, however, that such Awards may vest on an accelerated basis in the event of a Participant’s death, disability, retirement, or in the event of a Change in Control or other special circumstances. For purposes of this Section 8(e), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period. The foregoing notwithstanding, up to 10% of the shares of Stock authorized under the Plan may be granted as full-value Awards without the minimum vesting requirements set forth in this Section 8(e).

(f) 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A and the Code or to satisfy these rules, and shall be construed accordingly.

9.    Change in Control.

(a) Effect of “Change in Control” on Outstanding Awards. Unless otherwise provided in the relevant grant agreement relating to an Award, in any other plan or agreement relating directly or indirectly to the Award, or in the Plan (including, without limitation in Section 3(a)), a “Change in Control” shall have no impact on any outstanding Award.

(b) Definition of “Change in Control.” Unless otherwise provided in the relevant grant agreement relating to an Award, in any other plan or agreement relating directly or indirectly to the Award, a “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) becomes the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 50% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities;

(ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

(iv) the stockholders of the Company or any affiliate approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) and the satisfaction of all material conditions to completion of the transaction, in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

10.    General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation or listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations or listing requirements. The foregoing notwithstanding, in connection with a Change in Control, without the express written consent of the affected Participant the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative; provided, that Awards and other rights (other than with respect to Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code) may be transferred to one or more transferees during the lifetime of the

Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission); and provided, further, that any such transfer, if permitted, must be a gratuitous transfer. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder in cancellation of an outstanding Option, SAR or other Award with respect to which Stock has not been previously issued. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations there under to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations there under, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations there under. All adjustments pursuant to this Section 10(c) with respect to an Award intended to qualify for an exemption from, or to comply with the requirements of, Section 409A of the Code shall be accomplished in a manner consistent with such intent.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of

Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by the Plan by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

(f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or any subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute, or to provide the means for the grant of Awards that constitute, an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(l) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(m) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(n) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern).

(o) Plan Effective Date and Termination. The Plan as originally adopted became effective on December 10, 2004. The 2006 amendment and restatement of the Plan became effective on June 7, 2006. The 2007 amendment and restatement of the Plan, including the increase of the shares available under Sections 4(a), shall become effective if, and at such time as, the stockholders of the Company have approved it by a majority of the votes cast at a duly held meeting of stockholders at which a quorum is present (the “Effective Date”). Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

Appendix B

ALEXION PHARMACEUTICALS, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Alexion Pharmaceuticals, Inc. (the “Company”) is established for the purposes of determining the compensation of the Company’s executive officers and to approve and evaluate the compensation plans, policies and programs of the Company. The Committee shall have the responsibility, power and authority to set the compensation and benefits of executive officers, determine distributions and grant awards under and administer the Company’s stock option and other equity incentive plans, and assume responsibility for all matters related to all of the foregoing.

Committee Membership and Procedures

The Committee shall have no fewer than two (2) members. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Market, Inc. The members of the Committee shall be appointed by the Board. One member shall be designated as the Committee Chairman. Committee members serve at the pleasure of, and may be replaced at any time by, the Board. All vacancies will be filled by the Board. The Committee shall hold such meetings from time to time as may be called by its Chairman, the Chairman of the Board, or any two members of the Committee. The Committee shall conduct its meetings in accordance with this Charter, the procedures of the Board set forth in the by-laws, and such other procedures as the Committee may adopt.

Committee Authority and Responsibilities

The Committee shall have the following primary duties and responsibilities, and shall perform any other activities consistent with this Charter, the Company’s By-Laws and governing law as the Committee and the Board deem appropriate or necessary:

1. The Committee shall annually review and approve the compensation of the executive officers of the Company, including without limitation (a) the annual base salary, (b) the annual incentive bonus, (c) the long-term incentive award, (d) employment agreements, severance arrangements, and change in control agreements or provisions, in each case as, when and if appropriate, and (e) any supplemental or special benefits.

2. The Committee shall annually review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and such other factors as the Committee may consider relevant.

3. The Committee has responsibility for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

4. The Committee shall make recommendations to the Board concerning incentive compensation plans and equity-based plans.

5. The Committee shall fix and determine awards to employees of stock or stock options pursuant to any of the Company’s employee stock option or equity-based plans now or from time to time hereafter in effect and exercise such other power and authority as may be permitted or required under such plans.

6. The Committee shall periodically review and make recommendations to the Board with respect to the compensation of directors, including Board and committee retainers, meeting fees, equity-based compensation, and such other forms of compensation as the Committee may consider appropriate.

B-1

7. The Committee shall on a regular basis review the compensation (cash and equity) and benefits of management and Directors at other comparable companies in order to benchmark the compensation and benefits of the Company’s management and Directors.

8. The Committee may form subcommittees, and delegate authority to any subcommittee or other administrator, as appropriate.

9. The Committee shall make periodic reports to the Board.

10. The Committee shall at all times have the authority to retain and terminate any compensation consultants or other advisors to assist it in any aspect of the evaluation of director, CEO or executive officer compensation or on any other subject relevant to the Committee’s responsibilities, including the authority to approve such consultant’s or advisor’s fees and other retention terms.

11. The Committee shall conduct an annual evaluation of the Committee’s performance as compared to the requirements of this Charter.

12. The Committee shall conduct an annual review and reassessment of the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Amendment

This Charter may be amended from time to time by the Board.

B-2

ALEXION PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2007.

Leonard Bell, M.D. and David W. Keiser, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Alexion Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on March 13, 2007, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 3, 2007 at the Hartford Farmington Marriot, 15 Farm Springs Road, Farmington, Connecticut 06032 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

1.	Proposal—Election of Directors—Nominees are:

Leonard Bell, David W. Keiser, Max Link, Joseph A. Madri, Larry L. Mathis, R. Douglas Norby, Alvin S. Parven and Ruedi E. Waeger.

☐    FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

☐    WITHHOLD AUTHORITY to vote for the listed nominees.

2.	Proposal No. 2—Approval of the amendment to 2004 Incentive Plan, as described in the accompanying proxy statement, including to increase the number of shares of common stock available for issuance by 1.2 million shares (subject to adjustment in the event of stock splits and other similar events).

                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

3.	Proposal No. 3—Ratification of appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated                                                                              , 2007

Signature

Signature if held jointly

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.